Exhibit 32.2

CERTIFICATION

Pursuant to 18 USC §1350, the undersigned officer of The St. Joe Company (the “Company”) hereby certifies that the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2020 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Marek Bakun
Marek Bakun
Executive Vice President and Chief Financial Officer

Dated: October 28, 2020